10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Balanced Capital Portfolio (FI) (Ins -
Series)( BCS_F)
BlackRock Balanced Capital VI Fund (FI) (BVI_F)
BlackRock Core Bond Portfolio(BR-CORE)
BlackRock Strategic Income Opportunities Portfolio(BR-SIP)
BlackRock Total Return Portfolio (Ins - Series)( BVA-TR)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)( BVA-BF)
Master Total Return Portfolio of Master Bond LLC(MF-BOND)
      Metropolitan Series BlackRock Bond Income Portfolio (MET-BI) Metropolitan Series BlackRock Diversified Portfolio
(Core PLUS Bond)( METD_B)
Multimanager Core Bond Portfolio(AXA-VIP)
      Transamerica Partners Balanced Portfolio(TRANS-CORE)
Transamerica Partners Core Bond(DIA-CORE)
      Transamerica Multi-Managed Balanced Portfolio(TA-CORE)
Transamerica Multi-Managed Balanced Portfolio VP(TAP-CORE)


The Offering
Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
09-28-2012

Security Type:
BND/CORP

Issuer
NBCUNIVERSAL MEDIA LLC  (2023)

Selling Underwriter
MORGAN STANLEY & CO LLC

Affiliated Underwriter(s)
[X] PNC
[ ] Other:

List of Underwriter(s)
Credit Suisse Securities (USA) LLC,J.P.
Morgan Securities LLC,Morgan Stanley &
Co. LLC, RBC Capital Markets,LLC,
Barclays Capital Inc., BNP Paribas
Securities Corp., Citigroup Global
Markets Inc., Deutsche Bank Securities
Inc., Goldman,Sachs & Co., Lloyds
Securities Inc., Merrill
Lynch,Pierce,Fenner & Smith
Incorporated, Mizuho Securities USA
Inc., RBS Securities Inc., SMBC Nikko
Capital Markets Limited, UBS Securities
LLC, Wells Fargo Securities,LLC,
Santander Investment Securities Inc.,
U.S. Bancorp Investments,Inc., Allen &
Company LLC, Gleacher & Company
Securities,Inc., DnB NOR Markets,Inc.,
PNC Capital Markets LLC, SunTrust
Robinson Humphrey,Inc.,TD Securities
(USA) LLC, Loop Capital Markets LLC, The
Williams Capital Group,L.P., Drexel
Hamilton,LLC,Lebenthal & Co.,LLC, MFR
Securities,Inc., Samuel A. Ramirez &
Co.,Inc.

Transaction Details
Date of Purchase
09-28-2012

Purchase Price/Share
(per share / % of par)
$99.817

Total Commission, Spread or Profit
0.450%

1.  Aggregate Principal Amount Purchased (a+b)
$45,000,000

a.  US Registered Funds
(Appendix attached with individual Fund/Client purchase)
$13,675,000

b.  Other BlackRock Clients
$31,325,000

2.  Aggregate Principal Amount of Offering
$1,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.045


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:                   Abhishek Anchal
Date: 10-02-2012                Global Syndicate Team Member




Approved by:                   Andrea V. Ortiz/Yesenia Peluso
Date: 10-5-2012                Senior Global Syndicate Team Member